Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Multistate Trust I
333-16617, 811-07747


We hereby incorporate by reference a new Sub-
Advisory Agreement filed as Exhibit 99D.4,
Conformed Submission Type 485BPOS, accession number 0001193125-11-059369, on March 8, 2011.